UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014 (May 29, 2014)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 North Arlington Heights Rd. Itasca, IL	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-647-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 29, 2014, Gogo Inc. (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”). Stockholders representing 70,616,419 shares, or 83.04%, of the common shares outstanding as of the April 7, 2014 record date were present in person or were represented at the meeting by proxy. Each proposal subject to a vote at the Annual Meeting was described in detail in the Company’s 2014 Proxy Statement dated April 17, 2014. At the Annual Meeting, two items were acted upon by the stockholders. Final voting results are shown below.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders elected, by a plurality of the votes cast, each of the following Class I directors to serve a three-year term expiring at the Company’s 2017 annual meeting of stockholders or until their successors are duly elected and qualified.

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTE
Michael J. Small	52,781,346	312,461	17,522,612
Oakleigh Thorne	52,123,204	970,603	17,522,612

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders ratified, by the affirmative vote of a majority of the votes cast, the Board of Directors’ appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2014.

VOTES FOR	69,584,782
VOTES AGAINST	154,965
ABSTENTIONS	876,672

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Date: May 30, 2014